EXHIBIT 99.11

AMENDMENT TO GENSTAR STOCKHOLDERS AGREEMENT

This AMENDMENT TO THE GENSTAR STOCKHOLDERS AGREEMENT (the “Amendment”), dated as of November 26, 2002, is entered into by and among GenStar Therapeutics Corporation, a Delaware corporation (“Parent”), Genesis Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Vascular Genetics Inc., a Delaware corporation (the “Company”) and certain other persons (the “Former Employees”) who are identified on the signature pages hereto and who are parties to the GenStar Stockholders Agreement, dated as of September 12, 2002 (the “Agreement”), by and among Parent, Merger Sub, the Company and certain stockholders of GenStar (the “Stockholders”).

BACKGROUND

A.    Parent, Merger Sub, the Company and the Former Employees are parties to the Agreement. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

B.    Parent, Merger Sub, the Company and the Former Employees wish to make certain amendments to the Agreement.

C.    Section 11(a) of the Agreement permits a written amendment to the Agreement to be effective against any party to the Agreement if such amendment is executed by such party.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment to Section 6. Section 6 of the Agreement is hereby amended and restated as follows:

(a) Except with respect to Connie J. Kohn, Creighton W. Lawhead and William C. Raschke, each Stockholder hereby agrees that he, she or it shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time during the two hundred and seventy (270) day period following the Effective Time.

(b) Connie J. Kohn, Creighton W. Lawhead and William C. Raschke each hereby agrees that he or she shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time during the ninety (90) day period following the Effective Time.

(c) Each Stockholder acknowledges that GenStar may impose stop-transfer instructions with respect to the shares of GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time subject to the foregoing restrictions until the end of such two hundred and seventy (270) day period or ninety (90) day period, as applicable. Each Stockholder agrees to execute a market standoff agreement with said underwriter, in a form negotiated between such Stockholder and said underwriter, consistent with the provisions of this Section 6.

2.    No Other Amendments. Except as it has been specifically amended pursuant to this Amendment, the Agreement shall from and after the date hereof continue in full force and effect.

3.    Miscellaneous.

(a) Amendment and Waiver. No amendment, modification or waiver in respect of this Amendment shall be effective against any party unless it shall be in writing and signed by such party or his, her or its permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 3(a) shall be binding upon the parties and their respective successors and assigns.

(b) Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Amendment are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Amendment and to enforce specifically this Amendment and the terms and provisions hereof in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

(d) Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors heirs, legal representatives and permitted assigns. Nothing in this Amendment, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

(f) Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

(g) Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(i) Representation by Counsel; Construction. Each party to this Amendment was represented by his, her or its own counsel in connection with this Amendment and had the opportunity to discuss with such counsel the terms of this Amendment. This Amendment has been drafted with the joint participation of each of the parties and shall be construed to be neither against nor in favor of any party.

IN WITNESS WHEREOF, GenStar, Merger Sub, the Company and the each of the Former Employees have caused this Amendment to be duly executed and delivered as of the date first written above.

GENSTAR THERAPEUTICS CORPORATION

By:	/s/ ROBERT E. SOBOL
Name:	Robert E. Sobol
Title:	Chief Executive Officer

GENESIS ACQUISITION CORPORATION

By:	/s/ ROBERT E. SOBOL
Name:	Robert E. Sobol
Title:	Chief Executive Officer

VASCULAR GENETICS INC.

By:	/s/ RICHARD OTTO
Name:	Richard Otto
Title:	Chief Executive Officer

[SIGNATURE PAGE TO THE AMENDMENT TO GENSTAR STOCKHOLDERS AGREEMENT]

FORMER EMPLOYEES:

Connie J. Kohne

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

/s/ CREIGHTON LAWHEAD
Creighton Lawhead

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

William C. Raschke

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

[SIGNATURE PAGE TO THE AMENDMENT TO GENSTAR STOCKHOLDERS AGREEMENT]